AMENDMENT NO. 2 TO LOAN AGREEMENT

      This Amendment No. 2 To Loan Agreement (the "Agreement") is entered into to be effective as of the 24th day of June, 1996 by and between FINOVA Capital Corporation, a Delaware corporation, formerly known as Greyhound Financial Corporation, a Delaware corporation ("Lender") and Marco SSP, Ltd., a Florida limited partnership ("Borrower").

 RECITALS:

          A. Borrower and Lender are parties to a Loan Agreement dated as of September 23, 1994, as previously amended by Amendment No. 1 to Loan Agreement dated as of December 12, 1994 (collectively, the "Loan
 Agreement"), relating to a loan in an amount of up to $19,500,000 ("Loan").

          B. As of the effective date of this Agreement, the outstanding principal balance of the Loan is $19,090,711.45 (the "Existing Loan Amount").

          C. Borrower has requested, and Lender has agreed, subject to the terms and conditions set forth in this Agreement, to convert $5,000,000 of the Existing Loan Amount to a revolving line of credit so that Borrower may prepay without penalty all or a portion of such amount and subsequently have access to such funds when its working capital needs dictate. This is not intended to constitute a new loan to the Borrower, but rather, the conversion of a portion of the existing credit from a permanent to a revolving facility.

          NOW, THEREFORE, in consideration of the foregoing recitals and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Borrower and Lender hereby agree as follows:

          AGREEMENT

          1. Defined Terms. Except as otherwise defined herein or unless the context otherwise requires, capitalized terms used in this Agreement shall have the meaning given to them in the Loan
 Agreement.

          2. Amendments to Loan Agreement. So long as the conditions precedent described in paragraph 4 of this Agreement are met to the satisfaction of Lender, which satisfaction shall be evidenced by Lender's execution of this Agreement (unless otherwise provided herein), the Loan Agreement shall be modified and supplemented as follows:

          2.1 The Loan, and the Existing Loan Amount shall be bifurcated into two components comprised of:

          (a)  a "Permanent Loan" of $14,090,711.45 (the
 "Permanent Loan Amount"); and

          (b)  a   "Revolving    Loan 11 of   $5,000,000    (the
 "Revolving Loan Amount").

          2 . 2 As used in the Loan Agreement, the term "Loan Amount" is hereby amended so as to refer to, collectively, at all times following the date of this Agreement, the Permanent Loan Amount and the Revolving Loan Amount.

          2.3 As used in the Loan Agreement, the term "Note" is hereby amended so as to refer to, at all times following the date of this Agreement, the Amended And Restated Promissory Note of even date with this Agreement, in the form attached hereto as Exhibit "All ("Amended Note").

          2.4 The outstanding principal balance of the Permanent Loan shall continue to accrue interest at the rate of Basic Interest described in paragraph 1. 2 of the Loan Agreement; the outstanding principal balance of the Revolving Loan shall bear interest at a new floating rate described in the Amended Note, and therefore, the reference to the Note in the second line of said paragraph 1.2 of the Loan Agreement is hereby amended so as to refer to, at all times following the date of this Agreement, the Permanent Loan.

          2.5 Paragraph 2.3.1 of the Loan Agreement, which describes the payment obligations with respect to the Loan, is at all times following the date of this Agreement, @superseded by the payment provisions set forth in the Amended Note.

          2.6  The reference to "Basic Interest" appearing in paragraph
 2.3.3 of the Loan Agreement is hereby amended so as to refer to, at all times following the date of this Agreement, all interest accruing under the Amended Note.

          2.7 Paragraph 2.5, which governs prepayment of the Loan, is hereby amended so as, in all respects, to refer only to the Permanent Loan.

          2.8  The provisions regarding the Revolving Loan set forth in
 Section 3 below are deemed to supplement, and become a part of, the Loan Agreement.

          2.9 The address for notice to Lender under the Loan
 Documents is amended to:

          If to Lender:  FINOVA Capital Corporation
          (two copies)   Vice President-Commercial Real Estate 7272 East
 Indian School Road Suite 410
               Scottsdale, Arizona 85251 Telecopy No.: 602-874-6444



 with a copy to:

 Vice President - Group Counsel
 7272 East Indian School Road
 Suite 410
 Scottsdale, Arizona 85251
 Telecopy No.: 602-874-6445

          2.10 All references to Greyhound Financial Corporation set forth in the Loan Documents shall hereinafter refer to "FINOVA Capital
 Corporation."

          3. Revolving Loan Terms. The following terms and conditions shall define and govern the Revolving Loan:

          3.1 Lender hereby agrees to make advances of the Revolving Loan to Borrower, each of which shall be in an amount equal to the lesser of (a) the amount requested in writing by Borrower, or'(b) the excess of (i) the Revolving Loan Amount over (ii) the then outstanding principal balance of the Revolving Loan ("Revolving Loan Availability"); subject, however, to the following additional terms and conditions:

          (a) No advances under the Revolving Loan shall be available unless and until (i) Lender has received an endorsement to the Title Policy dated after the recording of Amendment No. 2 to Mortgage evidencing that no new liens or encumbrances have come of record with respect to the Property since June 7, 1996, at 5: 00 p.m. , or (ii) if any lien or encumbrance has come of record since such date, it is removed or bonded over to Lender's satisfaction.

          (b) At the time of the requested advance, there exists no monetary or other material Event of Default or Incipient Default under the Loan Documents;

          (c) All advance requests shall be in writing and signed by Borrower, and shall be for a minimum advance amount of $500,000;

          (d) Borrower shall not be entitled to any advance when the Revolving Loan Availability is less than $500,000;

          (e) No more than six (6) advances on the Revolving
 Loan shall be available to Borrower during any Loan Year;



          (f)  Advances on the Revolving Loan shall not be available  during
 the ninety (90) day period preceding theMaturity     Date;

          (g) The projected Debt Service Coverage Ratio after giving effect to the requested advance shall be no less than 1.10:1.00. For purposes of calculating such "projected" Debt Service Coverage Ratio, Lender shall compare (i) Cash Flow as reported by the Borrower in the Required Financial Information for the most recently ended four calendar quarters with (ii) the aggregate Debt Service that will be due on the Permanent Loan and the Revolving Loan for the first twelve full calendar months following the date of the requested advance, assuming that the Revolver Rate (as defined below) in effect at the time of the proposed advance does not change during such twelve month period, and assuming there are no principal payments made on the Revolving Loan during such twelve month period.

          3.2 Interest shall accrue on the outstanding principal balance of the Revolving Loan at a variable rate of interest more specifically described in the Amended Note (the "Revolver
 Rate"). The Borrower shall make interest-only payments of accrued interest on the Revolving Loan in arrears on the first day of each calendar month following the date of this Agreement through the Maturity Date, whereupon the entire outstanding principal balance of the Revolving Loan together with any and all accrued and unpaid interest thereon shall be due and payable in full.

          3.3 The Revolving Loan shall be due and payable in full at any time Borrower tenders a prepayment of the Permanent Loan, and following any such prepayment, advances on the Revolving Loan shall no longer be available to Borrower.

          3.4 On each anniversary of the date of this Agreement and on the Due Date, Borrower shall pay to Lender a nonutilization fee equal to one-quarter (.25) percent of the daily average unborrowed funds available under the Revolving Loan over the preceding twelve months (or in the case of the Due Date, since the last anniversary of the date of this Agreement).

          3.5 Borrower will use the proceeds of all advances of the Revolving Loan only for the Borrower's business purposes.

          4. Conditions Precedent. The amendments described in this Agreement, shall not be effective until the following conditions precedent have been satisfied:


          4.1 Borrower shall have delivered (or cause to be delivered) to Lender the following documents and items, all of which are to be properly completed, executed and otherwise satisfactory in form and substance to Lender, in its sole discretion:

 (a)      this Agreement;

 (b)      the Amended Note;

 (c)      an Amendment No. 2 to Mortgage;

 (d) amendments to the UCC Financing Statements reflecting Lender's new name and address;

 (e) a partnership resolution of Borrower authorizing its entry into this Agreement and the transactions contemplated hereunder;

 (f) a corporate resolution of Borrower's general partner authorizing.,Borrower's entry into this Agreement and the transactions contemplated hereunder; and

 (g) an updated legal opinion from Borrower's counsel updating and confirming the opinions set forth in its Opinion Letter delivered in connection with the original Loan Closing, with respect to the Loan Documents, as modified by this Agreement.

          4.2 Borrower has paid to Lender a modification fee of $10,000.

          4.3 Borrower has paid to Lender $5,000.00 as a reimbursement to Lender for outside counsel legal fees and expenses incurred in the preparation, negotiation and consummation of this Agreement, and including $624.56 of outside legal fees and costs incurred in connection with the Subsequent Advance of the Loan made by Lender in November of 1995. If any such expenses, or other costs relating to this Agreement such as title endorsement premiums, recording and filing fees and the like, are not reimbursed by Borrower to Lender as of the effective date of this Agreement, Borrower hereby authorizes Lender to draw on the unfunded portion of the Revolving Loan as a source for reimbursement so long as Lender has given Borrower a written notice detailing the costs to be reimbursed and giving Borrower five (5) Business Days to respond with any objections or comments that it may have.

          5. Indebtedness Acknowledged. Borrower acknowledges that the indebtedness evidenced by the Loan Documents is just and owing and agrees to pay the indebtedness in accordance with the terms of the Loan Documents. Borrower further acknowledges and represents that no event has occurred and no condition presently exists that would constitute an Event of Default or Incipient Default under the Loan Documents.

          6. Validity of Documents. Borrower reaffirms, acknowledges and agrees that the Loan Agreement and the other Loan Documents represent valid, enforceable and collectable obligations of ]Borrower, and that Borrower presently has no existing claims, defenses (personal or otherwise) or rights of setoff whatsoever with respect to the obligations of Borrower under the Loan Agreement or any of the other Loan Documents.

          7. Reaffirmation of Warranties. Borrower confirms and restates to Lender as of the date hereof all its representations and warranties set forth in the Loan Agreement, as amended hereby, and the other Loan Documents. Borrower agrees that all liens and security interests granted by it to Lender are reaffirmed for the benefit of Lender and shall secure the Loan as modified hereby. Borrower further acknowledges that Lender has performed, and is not in default of, its obligations under the Loan Documents and that there are no offsets, defenses.,or counterclaims with respect to any of Borrower's obligations under the Documents.

          8. Ratification of Terms and Conditions. Borrower and Lender hereby ratify and confirm the Loan Agreement and each of the other Loan Documents, as amended and supplemented hereby, in all respects; and, except as amended and/or supplemented hereby, all terms, conditions and provisions of the Loan Agreement and each of the other Loan Documents shall continue in full force and effect. In the event of any conf lict or inconsistency between the terms and conditions of this Agreement and any of the Loan Documents, the provisions of this Agreement shall control.

 9.       Miscellaneous.

          9.1 This Agreement may not be amended or otherwise modif ied except in a writing duly executed by the parties hereto.

          9.2 If any one or more of the provisions of this Agreement is held to be invalid, illegal or unenforceable in any respect or for any reason (all of which invalidating laws are waived to the fullest extent possible), the validity, legality and enforceability of any remaining portions of such provision(s) in every other respect and of the remaining provision(s) of this Agreement shall not be in any respect impaired.

          9.3 This Agreement constitutes the entire agreement and understanding of the parties with respect to the subject matter hereof and supersedes all prior written or oral understandings and agreements between the parties in connection therewith.


          9.4 All Schedules and Exhibits referred to herein are herein incorporated by this reference.

          9.5 This Agreement may be executed in one or more counterparts, and any number of which having been signed by all the parties hereto shall be taken as one original.

 Marco SSP, Ltd.,
 a Florida limited partnership



 By: Marco SSP, Inc., a Florida corporation, its General Partner

 By: ____________________________
          Robert M. Taylor, Its Chairman



 FINOVA Capital Corporation,
 a Delaware corporation, formerly known as Greyhound Financial Corporation

 By: ____________________________
          Its _________


 Exhibit A - Amended and Restated Promissory Note
 Exhibit B - Amendment No. 2 to Mortgage


  Acknowledgement and Consent of Subordinating Parties

          The undersigned, being the Subordinating Parties under that certain Subordination and Standstill Agreement ("Affiliates") dated September 23, 1994 in favor of Lender, hereby acknowledge and agree to the foregoing Amendment and further acknowledge that the Indebtedness described in such Subordination and Standstill Agreement (to which any claims of the Subordinating Parties against Borrower are subordinated) is hereinafter deemed to include the full amount of the Permanent Loan and Revolving Loan and all other obligations of Borrower arising under the Loan Documents, as modified pursuant to the foregoing Agreement.

 Marco SSP, Inc.,
 a Florida corporation


 By: ____________________________
          Robert M. Taylor, Its Chairman

 South Seas Properties Company Limited Partnership, an Ohio limited partnership

 By: T&T Resorts, L.C., a Florida limited liability company, its general partner

 By: ____________________________
          Robert M. Taylor, Its Chairman


 South Seas Resorts Company Limited Partnership, a Florida limited partnership

 By: S. S. Resort Management, L.C.,
 Its General Partner

 By: ____________________________
          Robert M. Taylor, Its Chairman


          ____________________________
          Robert M. Taylor

          ____________________________

      Allen G. Ten Broek

 Acknowledgement and Consent of Guarantor

          The undersigned hereby acknowledges and consents to the foregoing Amendment No. 2 and further restates and reaffirms its guarantee of the Loan, as amended by the foregoing Amendment No. 2, pursuant to its Guaranty and Subordination Agreement in favor of Lender dated September 23, 1994.



 South Seas Properties Company Limited
 Partnership, an Ohio limited partnership

 By:      T&T Resorts, L.C., a Florida limited liability company,
          its general partner

 By: ____________________________
          Robert M. Taylor
          Its Chairman      EXHIBIT "A"
                AMENDED AND RESTATED PROMISSORY NOTE


 U.S. $19,500,000                               September 23,-1994
                                                  Amended And Restated
          as of June 24, 1996

          FOR VALUE RECEIVED, the undersigned Marco SSP, Ltd., a Florida limited partnership (the "Maker"), promises to pay to FINOVA Capital Corporation, a Delaware corporation, formerly known as Greyhound Financial Corporation ("Lender"), or order, at its principal offices at 7272 East Indian School Road, Suite 410, Scottsdale, Arizona 85251, or at such other place as the holder of this Note ("Holder") may from time to time,designate in writing, in lawful money of the United States of America, the principal sum of NINETEEN MILLION FIVE HUNDRED THOUSAND UNITED STATES DOLLARS ($19,500,000) (the "Loan") or so much thereof as has been disbursed and not repaid, together with interest on the unpaid principal balance from time to time outstanding from the date hereof until paid, as more fully provided for below. All payments hereunder shall be made in immediately available funds.

          This Note amends and restates a Promissory Note executed by Maker and delivered to Lender pursuant to a Loan Agreement dated as of September 23, 1994 between Maker and Lender. This Note has been executed by Maker and delivered to Lender pursuant to such Loan Agreement as modified by Amendment No. 1 To Loan Agreement dated as of December 12, 1994 and Amendment No. 2 To Loan Agreement ("Amendment No. 211) of even date herewith (together with any-and all extensions, renewals, modifications and restatements thereof, "Loan Agreement") and evidences advances of the Permanent Loan -and the Revolving Loan (collectively, the "Loan") as defined i.n---and made pursuant to the Loan Agreement. Maker and Lender agree to make reference to the original Promissory Note dated September 23, 1994 for purposes of defining the terms upon which interest on the Loan accrued and payments of principal and interest on the Loan were due at all times prior to the date of this Note. The term "Business Day," as used herein, shall have the meaning prescribed in the Loan Agreement.

          BASIC INTEREST - PERMANENT LOAN

          Except as otherwise provided herein, interest ("Basic Interest") shall accrue on the outstanding principal balance of that component of the Loan described in Amendment No. 2 as the Permanent Loan at a f ixed rate per annum equal to ten and eight tenths percent (10. 800-.) . Basic Interest shall be calculated on the basis of actual number of days elapsed during the period for which interest is being charged predicated on a year consisting of 360 days.

                 VARIABLE INTEREST - REVOLVING LOAN

          Except as otherwise provided herein, interest ("Variable Interest") shall accrue on the outstanding balance of that component of the Loan described in Amendment No. 2 as the Revolv--a'mg Loan initially at an annual rate ("Initial Interest Rate") equal to Prime (as hereinafter defined) in effect on the date of the initial advance ("Advance") of the Revolving Loan ("Initial Prime") plus two hundred (200) basis points, subject to adjustment on each Interest Rate Change Date (as hereinafter defined) , but in no ev@nt to exceed the maximum contract rate permitted under the Applicable Usury Law (as hereinafter defined) . The interest rate shall change on each Interest Rate Change Date by adding to or subtracting from the Initial Interest Rate, as the case may be, the change, if any, between Initial Prime and Prime in effect on the applicable Interest Rate Change Date. As used in this Note, the following capitalized terms have the meaning set forth opposite them below:

 "Prime" shall mean the rate of interest publicly announced, from time to time, by Citibank N.A., New York, New York ("Citibank"), as the Citibank base rate, notwithstanding the fact that some borrowers of Citibank may borrow from Citibank at rates of interest less than such announced rate; or if Citibank ceases to publish such rate, such other published rate ("Alternative Reference Rate") as Holder shall deem comparable in its sole and absolute discretion; and

 "Interest Rate Change Date" means: (a) the first business day of Citibank during each calendar month following the date of the initial advance of the Revolving Loan; or (b) if the Alternative Reference Rate is being utilized, the first business day of the publisher of the Alternative Reference Rate during each calendar month following the date of such initial advance.

          Except following an acceleration, or in circumstances where Holder has exercised the option reserved to it in the following sentence, payments of principal, interest and any other amounts due and payable hereunder shall, at the option of Holder, earn interest after they are due at a rate ("Overdue Rate") equal to (a) four hundred (400) basis points above the rate of Basic Interest and Variable Interest otherwise payable hereunder, or (b) the maximum contract rate permitted under the Applicable Usury Law, whichever of (a) or (b) is lesser. At the option of Holder, while an Event of Default (as that term is defined in the Loan Agreement) exists, and in all events after an acceleration of the Note by Holder, interest shall accrue on the entire outstanding principal balance of this Note at the Default Rate (as defined in the Loan Agreement). Notwithstanding anything in this Note to the contrary, interest on any overdue amounts at the Overdue Rate shall cease accruing at any time that interest at the Default Rate commences to accrue on the outstanding balance due hereunder.

          The contracted for rate of interest of the Loan contemplated hereby, without limitation, shall consist of the following: (i) Basic Interest and Variable Interest, calculated in accordance with the provisions of this Note; (ii) the Overdue Rate, calculated and applied to the overdue payments under this Note in accordance-w-ith the provisions hereof; (iii) the Default Rate, calculated and applied to the principal balance of this Note in accordance with the provisions of the Loan Agreement; (iv) any late charge calculated and applied to an overdue payment in accordance with the provisions hereof; (v) the Prepayment Premium (as defined in the Loan Agreement); (vi) the Loan Fee, in the amount of $292,500 described in the Loan Agreement; (vii) the modification fee of $10,000 described in Amendment No. 2 to Loan Agreement; and (viii) all Additional Sums (as hereinafter defined) if any. Maker agrees to pay an effective contracted for rate of interest which is the sum of the above-referenced elements but in no event to exceed the maximum contract rate permitted under the Applicable Usury Law (as defined below). All fees, charges, goods, things in action or any other sums or things of value (other than amounts described in (i), (ii), (iii), (iv), (v), (vi) and
 (vii) hereof), pursuant to this Note, the Loan Agreement, the other Loan Documents or any other documents or instruments in any way pertaining to this lending transaction, or otherwise with respect to this lending transaction, that under any applicable law may be deemed to be interest with respect to this lending transaction, for the purpose of any applicable law that may limit the maximum amount of interest to be charged with respect to this lending transaction (the "Additional Sums"), shall be payable by Maker as, and shall be deemed to be, additional interest, and for such purposes only, the agreed upon and "contracted for rate of interest" of this lending transaction shall be deemed to be increased by the rate of interest resulting from the Additional Sums.

                     PAYMENTS - PERMANENT LOAN

          Commencing on the first day of the first full month following the date of this Note, and on the first day of each calendar month thereafter through the first to occur of the Maturity Date or repayment of this Note, Maker shall remit monthly payments consisting of (a) principal based upon the amortization schedule attached hereto as "Schedule l, and (b) accrued Basic Interest on the actual outstanding principal balance of the Permanent Loan, in arrears.

                      PAYMENT - REVOLVING LOAN

          Commencing on the first day of the first full calendar month following the date hereof, and on the first day of each calendar month thereaf ter until the Maturity Date, Maker shall remit to Holder monthly payment consisting of Variable Interest on the outstanding principal balance of the Revolving Loan.

          All payments under this Note shall be applied first to any late charge or other fees, then to accrued but unpaid Basic Interest, then to any other amounts due and payable hereunder or under the Loan Agreement, and the balance, if any, to outstanding principal.

          On the Due Date (as hereinafter defined) , the entire unpaid principal balance of this Note, all accrued and unpaid Basic Interest and Variable Interest, and all other charges or amounts owing in connection with the Loan shall be due and payable in ful-1. The Due Date shall mean the earlier of (i) the Maturity Date; (ii) the date of satisfaction of the Loan through pre-payment by the Maker pursuant to the Loan Agreement; or
 (iii) the date on which Lender or Holder accelerates payment of the Loan due to an Event of Default (as defined in the Loan Agreement) by the Maker.

          If any installment of principal, interest or any other payment required to be made in connection with the Loan is not paid when due and, except in the case of the final installment for which no grace period is allowed, such breach continues for three (3) Business Days, or upon the occurrence of any other Event of Default (as defined in the Loan Agreement), Holder may at its option, without notice or demand, declare immediately due and payable the entire unpaid principal balance hereof, all accrued and unpaid Basic Interest and Variable Interest thereon, any prepayment premium required under the Loan Agreement, and all other obligations owing in connection with the Loan.

          In the event that any monthly installment of principal and interest shall not be paid within ten (10) Business Days of the date when due, a "late charge" of two percent (2.0%) of the late payment may be charged by the Holder for the purposes of defraying the expense incident to handling such delinquent payments. Such late charge represents the reasonable estimate of Maker and Lender of a fair average compensation for the loss which may be sustained by Lender due to the failure of the Maker to make timely payments. All late charges shall be due and payable monthly on the same dates provided herein for the payment of installments.
          Except as expressly provided in Section 2.5 of the Loan Agreement, prepayment of the Permanent Loan will not be permitted in whole or in part.



          Holder shall not by any act or omission be deemed to have waived any of its rights or remedies hereunder unless such waiver be in writing and signed by an authorized officer of Holder and then only to the extent specifically set forth therein; a waiver on one occasion shall not be construed as continuing or as a bar to or waiver of such right or remedy on any other occasion. All remedies conferred upon Holder by this Note, the Loan Agreement, or any other instrument or agreement related hereto shall be cumulative and none is exclusive, and such remedies may be exercised concurrently or consecutively at Holder's option.

          If Holder undertakes to collect this Note, Maker will pay to Holder in addition to any indebtedness due and unpaid, all costs and expenses of collection, including, without limitation, attor- neys' fees and expert witnesses' fees, whether or not legal proceedings shall be instituted. In the event Holder institutes legal proceedings to enforce this Note, the award of costs of collection, including attorneys' fees, shall be made by the court (and not by a jury).

          Maker, and every person or entity at any time liable for the payment of the indebtedness evidenced by this Note, hereby abso- lutely waive: presentment for payment, protest and demand; notice of dishonor, protest, demand and nonpayment of this Note; and each and every other notice of any kind except for notices expressly provided in this Note or in any of the other documents securing payment of, or otherwise related to, this Note. Maker and every such person or entity further consent to renewals or extensions of the payment of any sums to be paid under this Note at any time and from time to time, without limit as to the number or aggregate period of such renewals or extensions, at the request of any other person or entity liable for them. Any such renewals or extensions may be made without notice to,any person or entity liable for the payment of the indebtedness evidenced by this Note.

          This Note is given and accepted as evidence of indebtedness only and not in payment or satisfaction of any indebtedness or obligation.


          Time is of the essence with respect to all of Maker's obligations and agreements under this Note.

          This Note and all its provisions, conditions, promises and covenants shall be binding upon Maker, and its successors and assigns, provided nothing herein shall be deemed Holder's consent to any assignment restricted or prohibited by the terms of the Loan Agreement. If more than one person or entity has executed this Note as Maker, the obligations of such persons and entities shall be joint and several.
          If any one or more of the provisions contained in this Note shall be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby; provided that where the provisions of any invalidating law may be waived, they are waived by Maker to the fullest extent possible.

          THIS NOTE AND THE RIGHTS, DUTIES AND OBLIGATIONS OF THE PARTIES HERETO SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF ARIZONA AND TO THE EXTENT
 THEY PREEMPT THE LAWS OF SUCH STATE, THE LAWS OF THE UNITED STATES.

          MAKER:    (A) HEREBY IRREVOCABLY SUBMITS ITSELF TO THE PROCESS,
 JURISDICTION AND VENUE OF THE COURTS OF THE STATE OF ARIZONA, MARICOPA COUNTY, AND TO THE PKOCESS, JURISDICTION, AND VENUE OF THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF ARIZONA, FOR THE PURPOSES OF SUIT, ACTION OR OTHER PROCEEDINGS ARISING OUT OF OR RELATING TO THIS NOTE OR THE SUBJECT MATTER HEREOF (EXCEPT AS MAY BE SPECIFICALLY PROVIDED TO THE CONTRARY IN THE MORTGAGE), OR, IF HOLDER INITIATES SUCH ACTION ANY COURT IN WHICH HOLDER SHALL INITIATE SUCH ACTION AND THE CHOICE OF SUCH VENUE SHALL IN ALL I NSTANCES BE AT HOLDERIS ELECTION; AND (B) WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, HEREBY WAIVES AND AGREES NOT TO ASSERT BY WAY OF MOTION, DEFENSE OR OTHERWISE IN ANY SUCH SUIT, ACTION OR PROCEEDING ANY CLAIM THAT MAKER IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF THE ABOVE-NAMED COURTS, THAT SUCH SUIT, ACTION OR PROCEEDING IS BROUGHT IN AN INCONVENIENT FORUM OR THAT THE VENUE OF SUCH SUIT, ACTION OR PROCEEDING IS IMPROPER. MAKER HEREBY WAIVES THE RIGHT TO COLLATERALLY ATTACK ANY OMGMENT OR ACTION IN ANY OTHER FORUM.

          LENDER AND MAKER ACKNOWLEDGE AND AGREE THAT ANY CONTROVERSY WHICH MAY ARISE UNDER ANY OF THE LOAN DOCUMENTS WOULD BE BASED UPON DIFFICULT AND COMPLEX ISSUES AND THEREFORE, THE PARTIES AGREE THAT ANY LAWSUIT ARISING OUT OF ANY SUCH CONTROVERSY SHALL BE TRIED BY A JMGE SITTING WITHOUT A JURY, AND MAKER HEREBY KNOWINGLY AND VOLUNTARILY WAIVES TRIAL BY JURY IN ANY SUCH PROCEEDING.

          ALL OF THE PROVISIONS SET FORTH ABOVE ARE A MATERIAL
 INDUCEMENT FOR LENDER'S MAKING THE LOAN TO MAKER.

 MAKER'S Initials

          It is the intent of the parties to comply with the applicable usury law ("Applicable Usury Law") chosen by Maker and Lender in the preceding paragraph, or any other usury law applicable. Accordingly, it is agreed that notwithstanding any provisions to the contrary in this Note, the Loan Agreement, or in any of the documents securing payment hereof or otherwise relating hereto, in no event shall this Note or such documents require the payment or permit the collection of interest in excess of the maximum contract rate permitted by the Applicable Usury Law. If (a) any such excess of interest otherwise would be contracted for, charged or received from Maker or otherwise in connection with the Loan evidenced hereby, or (b) the maturity of the indebtedness evidenced by this Note is accelerated in whole or in part, or (c) all or part of the principal or interest of this Note shall be prepaid, so that under any of such circumstances the amount of interest contracted for, charged or received in connection with the Loan evidenced hereby, would exceed the maximum contract rate permitted by the Applicable Usury Law, then in any such event: (1) the provisions of this paragraph shall govern and control; (2) neither Maker nor any other person or entity now or hereafter liable for the payment hereof will be obligated to pay the amount of such interest to the extent that it is in excess of the maximum contract rate permitted by the Applicable Usury Law;
 (3) any such excess which may have been collected shall be either applied as a credit against the then unpaid principal amount hereof or refunded to Maker, at the Holder's option; and (4) the effective rate of interest will be automatically reduced to the maximum amount of interest permitted by the Applicable Usury Law. It is further agreed, without limiting the generality of the foregoing, that to the extent permitted by the Applicable Usury Law: (x) all calculations of the rate of interest which are made for the purpose of determining whether such rate would exceed the maximum contract rate permitted by the Applicable Usury Law shall be made by amortizing, prorating, allocating and spreading during the period of the full stated term of the Loan, all interest at any time contracted for, charged or received from Maker or otherwise in connection with such Loan; and (y) if the effective rate of interest on the Loan should at any time exceed the maximum contract rate allowed under the Applicable Usury Law, such excess interest that would otherwise have been collected had there been no ceiling imposed by the Applicable Usury Law shall be paid to Holder from time to time, if and when the effective interest rate on the Loan otherwise falls below the maximum amount permitted by the Applicable Usury Law, to the extent that interest paid to the date of calculation does not exceed the maximum contract rate permitted by the Applicable Usury Law, until the entire amount of interest which would have otherwise been collected had there been no ceiling imposed by the Applicable Usury Law has been paid in full. Maker further agrees that should the maximum contract rate permitted by the Applicable Usury Law be increased at any time hereafter because of a change in the law, then to the extent not prohibited by the Applicable Usury Law, such increases shall apply to all indebtedness evidenced hereby regardless of when incurred; but, again to the extent not prohibited by the Applicable Usury Law, should the maximum contract rate permitted by the Applicable Usury Law be decreased because of a change in the law, such decreases shall not apply to the indebtedness evidenced hereby regardless of when incurred.

          Maker warrants and represents that the loan evidenced hereby is for business or investment purposes.

          This Note is secured by, among other things, a Mortgage (With Security Agreement, Assignment of Leases and Rents and Fixture Filing) encumbering real and personal property owned by Maker and located in Marco Island, Florida.

  MAKER:



 STATE OF
                               ) Ss.
 County of



 Marco SSP, Ltd., a Florida
 limited partnership



 By:      Marco SSP, Inc.,
          a Florida corporation Its General Partner



 By:
 Print Name:
 Its:



 Tax I.D. No.:



          The foregoing instrument was acknowledged before me this
 day of June, 1996, by                    the                    of
 Marco SSP, Inc., a Florida corporation, the General Partner of Marco SSP, Ltd., a Florida limited partnership, for and on behalf of the limited partnership. He/she is personally known to me or has produced as identification.



 IN WITNESS WHEREOF, I hereunto set my hand and official seal.



 My commission expires:



 Notary Public


  EXHIBIT "B"



 WHEN RECORDED RETURN TO:

 DECONCINI McDONALD BRAMMER
          YETWIN & LACY, P.C.
 ATTN: Gregory W. Huber, Esq.
 2901 N. Central Ave., Suite 1644
 Phoenix, AZ 85012-2736



                    AMENDMENT NO. 2 TO MORTGAGE

 This Amendment No. 1 to Mortgage (the "Amendment") is entered into to be effective as of the 24th day of June, 1996, by and between Marco SSP, Ltd.,a Florida limited partnership, ("Mortgagor"), and FINOVA Capital Corporation, a Delaware corporation, formerly known as Greyhound Financial Corporation, a Delaware corporation ("Mortgagee").

                             RECITALS:

 A. Mortgagee and Mortgagor entered into a Loan Agreement dated September 23, 1994, as amended by an Amendment No. 1 To Loan Agreement dated December 12, 1994 (collectively, "Loan Agreement") that evidences a loan from Mortgagee to Mortgagor (the "Loan").

          B. The Loan is secured by, among other things, a Mortgage, Assignment of Rents and Security Agreement dated September 23 1994, and recorded September 23, 1994, in the real estate records of the Collier County, Florida, in Official Record Book 1988, Page 0056 between Mortgagor and Greyhound Financial Corporation, as amended by Amendment No. 1 to Mortgage, Assignment of Leases and Rents and Security Agreement dated November 13, 1995 and recorded in the real estate records of the Collier County, Florida on November 22, 1995, in Official Record Book 2122, Page 0277("Mortgage"). The Mortgage encumbers certain real property and improvements located in Collier County, Florida, as more specifically described on Exhibit B attached hereto and incorporated herein by this reference.

          C. Pursuant to an Amendment No. 2 to Loan Agreement dated as of even date herewith, $5,000,000.00 of the original Loan Amount has been converted into a revolving line of credit which Mortgagor may pay down (without penalty) and redraw throughout the original term of the Loan, and in connection therewith, Mortgagor has executed and delivered to Mortgagee an Amended And Restated Promissory Note, a copy of which is attached hereto as Exhibit "A" and which replaces the Note originally secured by the Mortgage. Mortgagor and Mortgagee wish to amend the Mortgage to confirm that the Mortgage secures the obligations of Mortgagee, as amended.



                             AGREEMENT

 NOW, THEREFORE, in consideration of the foregoing Recitals, the covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Mortgagee and Mortgagor agree as follows:

          1. Without limiting the generality of any other provision contained in the Mortgage, Mortgagor conf irms that the Mortgage secures (and the Mortgagor's "Indebtedness" as that term is used in the Mortgage include) payment and performance of the obligations of Mortgagor under the Loan Agreement as amended by the Amendment No. 2 to Loan Agreement dated as of even date herewith, and any and all amendments, replacements or restatements thereof, as well as Mortgagor's obligations under the Amended And Restated Promissory Note of even date herewith in the form of Exhibit "A" hereto executed by Mortgagor and delivered to Mortgagee.

          2 . Mortgagor and Mortgagee hereby ratify and confirm the Mortgage, as amended hereby, in all respects; and, except as amended hereby, the Mortgage shall remain in full force and effect.

          3. This Amendment may he executed in counterpart, and any number of such counterparts which have been executed by all persons whose signatures are required below shall constitute one original.

 IN WITNESS WHEREOF, this instrument is executed as of th day and year first above written.

          MORTGAGOR      Marco SSP, Ltd.,
          a Florida limited partnership



 By:      Marco SSP, Inc., a Florida corporation, its General Partner



 By:
 Print Name:
 Title:

  MORTGAGEE



 STATE OF
                               ) Ss.
 County of



 FINOVA Capital Corporation,
 a Delaware corporation, formerly known as Greyhound Financial Corporation



                                By:
 Print Name:
 Title:



          The foregoing instrument was acknowledged before me this
 day of June, 1996, by                    the                    of
 Marco SSP, Inc., a Florida corporation, the General Partner of Marco SSP, Ltd., a Florida limited partnership, for and on behalf of the limited partnership. He/she is personally known to me or
 has produced                      as identification.



 IN WITNESS WHEREOF, I hereunto set my hand and official seal.



 My commission expires:



 Notary Public


  STATE OF ARIZONA
                               ) Ss.
 County of Maricopa)

          The foregoing instrument was acknowledged before me this
 day of                   1996, by
          of FINOVA Capital Corporation, a Delaware corporation, formerly known as Greyhound Financial Corporation,-on behalf of said corporation.

 IN WITNESS WHEREOF, I hereunto set my hand and official seal.



 Notary Public



 My commission expires:


                AMENDED AND RESTATED PROMISSORY NOTE


 U.S. $19,500,000                               September 23, 1994

          7
          Amended And Restated
          as of June 24, 1996



          FOR VALUE RECEIVED, the undersigned Marco SSP, Ltd., a F or@ida limited partnership (the "Maker") , promises to pay to FI140VA Capital Corporation, a Delaware corporation, formerly known as Greyhound Financial Corporation ("Lender") , or order, at its principal offices at 7272 East Indian School Road, Suite 410, Scottsdale, Arizona 85251, or at such other place as the holder of this Note ("Holder") may from time to time designate in writing, in lawful money of the United States of America, the principal sum of NINETEEN MILLION FIVE HUNDRED THOUSAND UNITED STATES DOLLARS ($19, 500, 000) (the "Loan") or so much thereof as has been disbursed and not repaid, together with interest on the unpaid principal balance from time to time outstanding from the date hereof until paid, as more fully provided for below. All payments hereunder shall be made in immediately available funds.

          This Note amends and restates a Promissory Note executed by Maker and delivered to Lender Pursuant to a Loan Agreement dated as of September 23, 1994 between Maker and Lender. This Note has been executed by Maker and delivered to Lender pursuant to such Loan Agreement as modified by Amendment No. 1 To Loan Agreement dated as of December 12, 1994 and Amendment No. 2 To Loan Agreement ("Amendment No. 211) of even date herewith (together with any and all extensions, renewals, modifications and restatements thereof, "Loan Agreement") and evidences advances of the Permanent Loan and the Revolving Loan (collectively, the "Loan") as defined in and made pursuant to the Loan Agreement. Maker and Lender agree to make reference to the original Promissory Note dated September 23, 1994 for purposes of defining the terms upon which interest on the Loan accrued and payments of principal and interest on the Loan were due at all times prior to the date of this Note. The term "Business Day," as used herein, shall have the meaning prescribed in the Loan Agreement.

                  BASIC INTEREST - PERMANENT LOAN

          Except as otherwise provided herein, interest ("Basic Interest") shall accrue on the outstanding principal balance of that component of the Loan described in Amendment No. 2 as the Permanent Loan at a f ixed rate per annum equal to ten and eight tenths percent (10.80%). Basic Interest shall be calculated on the basis of actual number of days elapsed during the period for which interest is being charged predicated on a year consisting of 360 days.

                 VARIABLE INTEREST - REVOLVING LOAN

          Except as otherwise provided herein, interest ("Variable Interest") shall accrue on the outstanding balance of that qomponent of the Loan described in Amendment No. 2 as the Revolv-ing Loan initially at an annual rate ("Initial Interest Rate") equal-to Prime (as hereinafter defined) in effect on the date of the initial advance ("Advance") of the Revolving Loan ("Initial Prime") plus two hundred (200) basis points, subject to adjustment on - each Interest Rate Change Date (as hereinafter defined) , but in no event to exceed the maximum contract rate permitted under the Applicable Usury Law (as hereinafter defined) . The interest rate shall change on each Interest Rate Change Date by adding to or subtracting from the Initial Interest Rate, as the case may be, the change, if any, between Initial Prime and Prime in effect on the applicable Interest Rate Change Date. As used in this Note, the following capitalized terms have the meaning set forth opposite them below:

 "Prime" shall mean the rate of interest publicly announced, from time to time, by Citibank, N.A., New York, New York ("Citibank"), as the Citibank base rate, notwithstanding the fact that some borrowers of Citibank may borrow from Citibank at rates of interest less than such announced rate; or if Citibank ceases to publish such rate, such other published rate ("Alternative Reference Rate") as Holder shall deem comparable in its sole and absolute discretion; and

 "Interest Rate Change Date" means: (a) the first business day of Citibank during each calendar month following the date of the initial advance of the Revolving Loan; or (b) if the Alternative Reference Rate is being utilized, the first business day of the publisher of the Alternative Reference Rate during each calendar month following the date of such initial advance.

          Except following an acceleration, or in circumstances where Holder has exercised the option reserved to it in the following sentence, payments of principal, interest and any other amounts due and payable hereunder shall, at the option of Holder, earn interest after they are due at a rate ("Overdue Rate") equal to (a) four hundred (400) basis points above the rate of Basic Interest and Variable Interest otherwise payable hereunder, or (b) the maximum contract rate permitted under the Applicable Usury Law, whichever of (a) or (b) is lesser. At the option of Holder, while an Event of Default (as that term is defined in the Loan Agreement) exists, and in all events after an acceleration of the Note by Holder, interest shall accrue on the entire outstanding principal balance of this Note at the Default Rate (as defined in the Loan Agreement) . Notwithstanding anything in this Note to the contrary, interest on any overdue amounts at the Overdue Rate shall cease accruing at any time that interest at the Default Rate commences to accrue on the outstanding balance due hereunder.

          The contracted for rate of interest of the Loan contemplated hereby, without limitation, shall consist of the following: (i) Basic Interest and Variable Interest, calculated in accordance with the provisions of this Note; - (ii) the Overdue Rate, calculated and applied to the overdue payments under this Note in accordance-with the provisions hereof; (iii) the Default Rate, calculated and applied to the principal balance of this Note in accordance with the provisions of the Loan Agreement; (iv) any late charge calculated and applied to an overdue payment in accordance with the provisions hereof; (v) the Prepayment Premium (as defined in the
 Loan Agreement)(vi) the Loan Fee, in the amount of $292,500 described in the Loan Agreement; (vii) the modification fee of $10,000 described in Amendment No. 2 to Loan Agreement; and (viii) all Additional Sums (as hereinafter defined) , if any. Maker agrees to pay an effective contracted for rate of interest which is the sum of the above-referenced elements but in no event to exceed the maximum contract rate permitted under the Applicable Usury Law (as defined below). All fees, charges, goods, things in action or any other sums or things of value (other than amounts described in (i) , (ii), (iii), (iv), (v), (vi) and
 (vii) hereof), pursuant to this Note, the Loan Agreement, the other Loan Documents or any other documents or instruments in any way pertaining to this lending transaction, or otherwise with respect to this lending transaction, that under any applicable law may be deemed to be interest with respect to this lending transaction, for the purpose of any applicable law that may limit the maximum amount of interest to be charged with respect to this lending transaction (the "Additional Sums"), shall be payable by Maker as, and shall be deemed to be, additional interest, and for such purposes only, the agreed upon and "contracted for rate of interest" of this lending transaction shall be deemed to be increased by the rate of interest resulting from the Additional Sums.

 PAYMENTS - PERMANENT LOAN

          Commencing on the first day of the first full month following the date of this Note, and on the first day of each calendar month thereaf ter through the f irst to occur of the Maturity Date or repayment of this Note, Maker shall remit monthly payments consisting of (a) principal based upon the amortization schedule attached hereto as "Schedule 1", and (b) accrued Basic Interest on the actual outstanding principal balance of the Permanent Loan, in arrears.

          PAYMENT - REVOLVING LOAN

          Commencing on the first day of the first full calendar month following the date hereof, and on the first day of each calendar month thereafter until the Maturity Date, Maker shall remit to Holder monthly payment consisting of Variable Interest on the outstanding principal balance of the Revolving Loan.

          All payments under this Note shall be applied first to any late charge or other fees, then to accrued but unpaid Basic Interest, then to any other amounts due and payable hereunder or under the Loan Agreement, and the balance, if any, to outstanding principal.

          On the Due Date (as hereinafter defined) , the entire unpaid principal balance of this Note, all accrued and unpaid Basic Interest and Variable Interest, and all other charges or amounts owing in connection with the Loan shall be due and payable in full. The Due Date shall mean the earlier of (i) the Maturity Date; (ii) the date of satisfaction of the Loan through pre-payment by the Maker pursuant to the Loan Agreement; or
 (iii) the date on which Lender or Holder accelerates payment of the Loan due to an Event of Default (as defined in the Loan Agreement) by the Maker.

          If any installment of principal, interest or any other payment required to be made in connection with the Loan is not paid when due and, except in the case of the final installment for which no grace period is allowed, such breach continues for three (3) Business Days, or upon the occurrence of any other Event of Default (as def ined in the Loan Agreement) , Holder may at its option, without notice or demand, declare immediately due and payable the entire unpaid principal balance hereof, all accrued and unpaid Basic Interest and Variable Interest thereon, any prepayment premium required under the Loan Agreement, and all other obligations owing in connection with the Loan.

          In the event that any monthly installment of principal and interest shall not be paid within ten (10) Business Days of the date when due, a "late charge" of two percent (2.0%) of the late payment may be charged by the Holder for the purposes of defraying the expense incident to handling such delinquent payments. Such late charge represents the reasonable estimate of Maker and Lender of a fair average compensation for the loss which may be sustained by Lender due to the failure of the Maker to make timely payments. All late charges shall be due and payable monthly on the same dates provided herein for the payment of installments.

          Except as expressly provided in Section 2. 5 of the Loan Agreement, prepayment of the Permanent Loan will not be permitted in whole or in part.

          Holder shall not by any act or omission be deemed to have waived any of its rights or remedies hereunder unless such waiver be in writing and signed by an authorized officer of Holder and then only to the extent specifically set forth therein; a waiver on one occasion shall not be construed as continuing or as a bar to or waiver of such right or remedy on any other occasion. All remedies conferred upon Holder by this Note, the Loan Agreement, or any other instrument or agreement related hereto shall be cumulative and none is exclusive, and such remedies may be exercised concurrently or consecutively at Holder's option.

          If Holder undertakes to collect this Note, Maker will pay to Holder in addition to any indebtedness due and unpaid, all debts and expenses of collection, including, without limitation, attor- neys, fees and expert witnesses' fees, whether or not legal proceedings shall be instituted. In the event Holder institutes legal proceedings to enforce this Note, the award of costs of collection, including attorneys' fees, shall be made by the court (and not by a jury).

          Maker, and every person or entity at any time liable for the payment of the indebtedness evidenced by this Note, hereby abso- lutely waive: presentment for payment, protest and demand; notice of dishonor, protest, demand and nonpayment of this Note; and each and every other notice of any kind except for notices expressly provided in this Note or in any of the other documents securing payment of, or otherwise related to, this Note. Maker and every such person or entity further consent to renewals or extensions of the payment of any sums to be paid under this Note at any time and from time to time, without limit as to the number or aggregate period of such renewals or extensions, at the request of any other person or entity liable for them. Any such renewals or extensions may be made without notice to any person or entity liable for the payment of the indebtedness evidenced by this Note.

          This Note is given and accepted as evidence of indebtedness only and not in payment or satisfaction of any indebtedness or obligation.

 Time is of the essence with respect to all of Maker's obligations and agreements under this Note.

          This Note and all its provisions, conditions, promises and covenants shall be binding upon Maker, and its successors and assigns, provided nothing herein shall be deemed Holder's consent to any assignment restricted or prohibited by the terms of the Loan Agreement. If more than one person or entity has executed this Note as Maker, the obligations of such persons and entities shall be joint and several.

          If any one or more of the provisions contained in this Note shall be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby; provided that where the provisions of any invalidating law may be waived, they are waived by Maker to the fullest extent possible.

          THIS NOTE AND THE RIGHTS, DUTIES AND OBLIGATIONS OF THE PARTIES HERETO SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF ARIZONA AND TO THE EXTENT THEY PREEMPT THE LAWS OF SUCH STATE, THE LAWS OF THE UNITED STATES.

          MAKER:    (A) HEREBY IRREVOCABLY SUBMITS ITSELF TO THE PROCESS,
 JURISDICTION AND VENUE OF THE COURTS OF THE STATE OF ARIZONA, MARICOPA COUNTY, AND TO THE PROCESS, JURISDICTION, AND VENUE OF THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF ARIZONA, FOR THE PURPOSES OF SUIT, ACTION OR OTHER PROCEEDINGS ARISING OUT OF OR RELATING TO THIS NOTE OR THE SUBJECT MATTER HEREOF (EXCEPT AS MAY BE SPECIFICALLY PROVIDED TO THE CONTRARY IN THE MORTGAGE), OR,-,IF HOLDER INITIATES SUCH ACTION ANY COURT IN WHICH HOLDER- SHALL INITIATE SUCH ACTION AND THE CHOICE OF SUCH VENUE SHALL IN ALL INSTANCES BE AT HOLDER'S ELECTION; AND (B) WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, HEREBY WAIVES AND AGREES NOT TO ASSERT BY WAY OF MOTION, DEFENSE OR OTHERWISE IN ANY SUCH SUIT, ACTION OR PROCEEDING ANY CLAIM THAT MAKER IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF THE ABOVE-NAMED COURTS, THAT SUCH SUIT, ACTION OR PROCEEDING IS BROUGHT IN AN INCONVENIENT FORUM OR THAT THE VENUE OF SUCH SUIT, ACTION OR PROCEEDING IS IMPROPER. MAKER HEREBY WAIVES THE RIGHT TO COLLATERALLY ATTACK ANY JUDGEMENT OR ACTION IN ANY OTHER FORUM.

          LENDER AND MAKER ACKNOWLEDGE AND AGREE THAT ANY CONTROVERSY WHICH MAY ARISE UNDER ANY OF THE LOAN DOCUMENTS WOULD BE BASED UPON DIFFICULT AND COMPLEX ISSUES AND THEREFORE, THE PARTIES AGREE THAT ANY LAWSUIT ARISING OUT OF ANY SUCH CONTROVERSY SHALL BE TRIED BY A JUDGE SITTING WITHOUT A JURY, AND MAKER HEREBY KNOWINGLY AND VOLUNTARILY WAIVES TRIAL BY JURY IN ANY SUCH PROCEEDING.

          ALL OF THE PROVISIONS SET FORTH ABOVE ARE A MATERIAL INDUCEMENT FOR LENDER'S MAKING THE LOAN TO MAKER.

 MAKER's Initials

          It is the intent of the parties to comply with the applicable, usury law ("Applicable Usury Law") chosen by Maker and Lender in the preceding paragraph, or any other usury law applicable. Accordingly, it is agreed that notwithstanding any provisions to the contrary in this Note, the Loan Agreement, or in any of the documents securing payment hereof or otherwise relating hereto, in no event shall this Note or such documents require the payment or permit the collection of interest in excess of the maximum contract rate permitted by the Applicable Usury Law. If (a) any such excess of interest otherwise would be contracted for, charged or received from Maker or otherwise in connection with the Loan evidenced hereby, or (b) the maturity of the indebtedness evidenced by this Note is accelerated in whole or in part, or (c) all or part of the principal or interest of this Note shall be prepaid, so that under any of such circumstances the amount of interest contracted for, charged or received in connection with the Loan evidenced hereby, would exceed the maximum contract rate permitted by the Applicable Usury Law, then in any such event: (1) the provisions of this paragraph shall govern and control; (2) neither Maker nor any other person or entity now or hereafter liable for the payment hereof will be obligated to pay the amount of such interest to the extent that it is in excess of the maximum contract rate permitted by the Applicable Usury Law; (3) any such excess which may have been collected shall be either applied as a credit against the then unpaid principal amount hereof or refunded to Maker, at the Holder's option; and (4) the effective rate of interest will be automatically reduced to the maximum amount of interest permitted by the Applicable Usury Law. It is further agreed, without limiting the generality of the foregoing, that to the extent permitted by the Applicable Usury Law: (x) all calculations of the rate of interest which are made for the purpose of determining whether such rate would exceed the maximum contract rate permitted by the Applicable Usury Law shall be made by amortizing, prorating, allocating and spreading during the period of the full stated term of the Loan, all interest at any time contracted for, charged or received from Maker or otherwise in connection with such Loan; and (y) if the effective rate of interest on the Loan should at any time exceed the maximum contract rate allowed under the Applicable Usury Law, such excess interest that would otherwise have been collected had there been no ceiling imposed by the Applicable Usury Law shall be paid to Holder from time to time, if and when the effective interest rate on the Loan otherwise falls below the maximum amount permitted by the Applicable Usury Law, to the extent that interest paid to the date of calculation does not exceed the maximum contract rate permitted by the Applicable Usury Law, until the entire amount of interest which would have otherwise been collected had there been no ceiling imposed by the Applicable Usury Law has been paid in full. Maker further agrees that should the maximum contract rate permitted by the Applicable Usury Law be increased at any time hereafter because of a change in the law, then to the extent not prohibited by the Applicable Usury Law,such increases shall apply to all indebtedness evidenced hereby regardless of when incurred; but, again to the extent not prohibited by the Applicable Usury Law, should the maximum contract rate permitted by the Applicable Usury Law be decreased because of a change in the law, such decreases shall not apply to the indebtedness evidenced hereby regardless of when incurred.

          Maker warrants and represents that the loan evidenced hereby is for business or investment purposes.

          This Note is secured by, among other things, a Mortgage (With Security Agreement, Assignment of Leases and Rents and Fixture Filing) encumbering real and personal property owned by Maker and located in Marco Island, Florida.

  MAKER:



 STATE OF
          ) Ss.
 County of



 Marco SSP, Ltd., a Florida
 limited partnership



 By:      Marco SSP,Inc.,
          a Florida corporation Its General Partner



 By:
 Print Name
 Its:

 Tax I. D. No.:
          The foregoing instrument was acknowledged this _____day of June, 1996, by _______, the __________ of Marco SSP, Inc., a Florida corporation, the General Partner of Marco SSP, Ltd., a Florida limited partnership, for and on behalf of the limited partnership. He/she is personally known to me or has produced _______ as identification.


 IN WITNESS WHEREOF, I hereunto set my hand and official seal.



 My commission expires:


 Notary Public
          Print Key Output                                       Page
          5763SSl V3RINO 940909                         GFC       11/20/95
 10:14:31

          Display Device.......       : BR              1
          User.................       : JLB_

          11/20/95                      AMORTIZATION SCHEDULE
           lOfl4:21

          Contract-Sch                    Rate          Date Remaining
 Periods
          MARCO Annual:  .10800000 Start: 1995/11             227

          Periodic: .0090DOOO             2014/10
              Avg.  Prnl Bal: 12,890,392.62
 Seqt Payment  Principal                 Principal               Period - 0-
                                               -
          Due Date                      BaLamce               Reduction
 Interest  Payment

          1  1995/12                               26,416.63
          2  1996/01                               26,654.38
          3  1996/02                               26,894.27
          4  1996/03                               27,136.32
          5  1909/04                               27,380.54
          6  1996/05                               27,626.97
          7  1906/06                               27,875.61
          8  1996/07                               28,126.49
          9  1996/08                               28,379.63
          10  1996/09                              28,635.05
          11  1996/10                              28,892.76
          12  1996/11                              29,152.80








          SCHEDULE1
 (Amended And Restated Promissory Note)

          Print Key Output            Page1
          5763SSI V3RJXO 940909       OPC              11/20/95 10:14;37

          Display Device...  : BRIMHALLS1
          'User............  : TLB

          11/20/95          AMORTIZATION SCHEDULE                IO--,l4:21

          contraot-Sc:h     Rate Date                            Remaining
 Periods

          MARCO             Annual:   .10800000   Start: 1995/11
    227
          Periodic: .00900000        Exp: 2014/10
          Avg.  Prnl Bal: 12,890,392,-62
 Seq# Payment           Prinoipal        Principal               Period:Lc-
          Due Date        Balance        Reduction           Interest
 Payment

      13   1996/12                          29,415.17
      14   1997/01                          29,679.91
      15   1997/02                          29,947.03
      16   1997/03                          30,216.55
      17   1997/04                          30,488.50
      18   1997/05                          30,762.90
      19   1997/06                          31,039.76
      20   1997/07                          31,319.12
      21   1997/08                          31,600.99
      22   1997/09                          31,885.40
      23   1997/10                          32,172.37
      24   1997/11                          32,461.92

          Print key output                                       Page
       1
          5763SSl V3RlMO 940909                GFC     11/20/95  10:14:41

          Display Devir-e o o t * . : BR                       @l

          User...................                                 : JLB-
          11/20/95          AMORTIZATION SCHEDULE                 16@-14:21

          Contract-Sch                    Rate         Date Remaining
 Periods
          @co   Annual:  .10800000 Start: 1995/11            227-

          Periodic: .00900000       Exp: 2014/10
          Avg.  Prnl Bal: 12,890,392.62
 Seq# Payment           Principal        Principal
  Periodic
          Due Date        Balance        Reduction                 Interest
        Payment

          25  1997/12                       32,754.08
          26  1998/01                       33,048.87
          27  1998/02                       33,346.31
          28  1998/03                       33,646.42
          29  1996/04                       33,949.24
          30  1998/05                       34,254.78
          31  1998/06                       34,563.08
          32  1998/07                       34,874.14
          33  1998/08                       35,188.01
          34  1998/09                       35,504.70
          35  1998/10                       35,824.25
          36  1998/11                       36,146.66


          Print Key Output                                       Page
       1
          5763S$l V3@O 940909         GFC               11/20/95 10:14:44

          Display Device . . . . . : BRI
          U"r...................                                  : .7LB-
          11/20/95           AMORTIZATION SCHEDULE                id,-14:21

          Contract-Sch                    Rate          Date Remaining
 Periods
          MARCO Annual:  .10800000 Start: 1995/11             227-

          P*riodic: .00900000        Exp; 2014/10
          Avg.  Prnl Bal: 12,890,392.62
 Seq# Payment            Principal       principal               Periodic
          Due Date         Balance       Reduction           Interest
 payment

          37   1998/12                      36,471.98
          38   1999/01                      36,800.23
          39   1999/02                      37,131.43
          40   1999/03                      37,465.62
          41   1999/04                      37,802.81
          42   1999/05                      38,143.03
          43   1999/06                      38,486.32
          44   1999/07                      38,832.70
          45   1999/08                      39,182.19
          46   1999/09                      39,534.83
          47   1999/10                      39,890.64
          48   1999/11                      40,249.66

          Print Key Output                                   Page
          5763SSI V3RlMO 940909        GFC             11/20/95 10:14:48

          Display Device . . .                         : BRI @ LLS1
          Usor...................                      : JLB

          11/20/95          AMORTIZATION SCHEDULE                16:14:21

          Contract-Sch                    Rat*         Date Remaining
 Periods
          MARCO Annual:  .10800000 start: 1995/11            227-

          Periodic: .009DO000       Exp: 2014/10
          Avg.  Prnl Bal: 12,890,392.62
 Seq# Payment           Principal        Principal
 Periodic -
          Due Date        Balance        Reduction                  Interest
         Payment

          49   1999/12                    40,611.91
          50   2000/01                      40,977.41
          51   2000/02                      41,346.21
          52   2000/03                      41,718.33
          53   2000/04                      42,093.79
          54   2000/05                      42,472.64
          55   2000/06                    42,854.89
          56   2000/07                      43,240.58
          57   2000/08                      43,629.75
          58   2000/09                      44,022.42
          59   2000/10                      44,418.62
          60   2000/11                      44,818.39

          Print Key Output                                    page

          5763SS1 V3RJMO 940909               GFC               11/20/95
 10:14:5

          Di*Play Device.......        BRI     1
          User.................        TLB_                                -

          11/20/95                     AMORTIZATION SCHEDULE  14:

          Contract-Sch             Rate            Date         Remaining
 Period
          mmco           Annual: .10800000  Start: 1995/11            227

          Periodic: .00900000        Exp,. 2014/10
          Avg.  Prnl Bal: 12,890,392.62
          Seq# Paymp-nt          Principal        Principal
 Period:Ec-
          Due Date                 Balance        Reduction
 Interest  Payment

          61  2000/12                                45,221.75
          62  2001/01                                45,628.75
          63  2001/02                                46,039.41
          64  2001/03                                46,453.76
          65  2001/04                           46,871.84
          66  2001/05                                47,293.69
          67  2001/06                                47,719.33
          68  2001/07                                48,148.81
          69  2001/08                                48,582.15
          70  2001/09                                49,019.39
          71  2001/10                                49,460.56
          72  2001/11                                49,905.71

  WHEN RECORDED RETURN TO:

 DECONCINI McDONALD BRAMMER
          YETWIN & LACY, P.C.
 ATTN: Gregory W. Huber, Esq.
 2901 N. Central Ave., Suite 1644
 Phoenix, AZ 85012-2736


                    AMENDMENT NO. 2 TO MORTGAGE

 This Amendment No. I to Mortgage (the "Amendment") is entered into to be effective as of the 24th day of June, 1996, by and between Marco SSP,Ltd., a Florida limited partnership,("Mortgagor") , and FINOVA Capital
 Corporation, a Delaware corporation, formerly known as Greyhound Financial Corporation, a Delaware corporation ("Mortgagee").

                             RECITALS:

          A. Mortgagee and Mortgagor entered into a Loan Agreement dated September 23, 1994, as amended by an Amendment No. 1 To Loan Agreement dated December 12, 1994 (collectively, "Loan Agreement") that evidences a loan from Mortgagee to Mortgagor (the "Loan").

          B. The Loan is secured by, among other things, a Mortgage, Assignment of Rents and Security Agreement dated September 23, 1994, and recorded September 23, 1994, in the real estate records of the Collier County, Florida, in Official Record Book 1986, Page 0056 between Mortgagor and Greyhound Financial Corporation, as amended by Amendment No. 1 to Mortgage, Assignment of Leases and Rents and Security Agreement dated November 13, 1995 and recorded in the real estate records of the Collier County, Florida on November 22,1995, in Official Record Book 2122, Page 0277("Mortgage"). The Mortgage encumbers certain real property andimprovements located in Collier County, Florida, as more specifically described on Exhibit "B" attached hereto and incorporated herein by this reference.

          C. Pursuant to an Amendment No. 2 to Loan Agreement dated as of even date herewith, $5,000,000.00 of the original Loan Amount has been converted into a revolving line of credit which Mortgagor may pay down (without penalty) and redraw throughout the original term of the Loan, and in connection therewith, Mortgagor has executed and delivered to Mortgagee an Amended And Restated Promissory Note, a copy of which is attached hereto as Exhibit "A" and which replaces the Note originally secured by the Mortgage. Mortgagor and Mortgagee wish to amend the mortgage to confirm that the Mortgage secures the obligations of Mortgagee, as amended.


                             AGREEMENT

 NOW, THEREFORE, in consideration of the foregoing Recitals,the covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Mortgagee and Mortgagor agree as follows:

          1. Without limiting the generality of any other provision contained in the Mortgage, Mortgagor confirms that the Mortgage secures (and the Mortgagor's "Indebtedness" as that term is used in the Mortgage include) payment and performance of the obligations of Mortgagor under the Loan Agreement as amended by the Amendment No. 2 to Loan Agreement dated as of even date herewith, and any and all amendments, replacements or restatements thereof, as well as Mortgagor's obligations under the Amended And Restated Promissory Note of even date herewith in the form of Exhibit "A" hereto executed by Mortgagor and delivered to Mortgagee.

          2. Mortgagor and Mortgagee hereby ratify and confirm the Mortgage, as amended hereby, in all respects; and, except as amended hereby, the Mortgage s,hall remain in full force and effect.

          3. This Amendment may be executed in counterpart, and any number of such counterparts which have been executed by all persons whose signatures are required below shall constitute one original.

 IN WITNESS WHEREOF, this instrument is executed. as of the day and year first above written.



 MORTGAGOR                 Marco SSP, Ltd.,
          a Florida limited partnership



 By:      Marco SSP, Inc., a Florida corporation
 its General Partner


  MORTGAGEE



 STATE OF @
                               ) Ss.
 County of


 FINOVA Capital Corporation,
 a Delaware corporation, formerly known as Greyhound Financial Corporation



 By:
 Print Name:
 Title:

 The foregoing instrument was acknowledged bef ore me this June, 1996, by __________, the _________ of Marco SSP,Inc., a Florida corporation, the General Partner of Marco SSP, Ltd., a Florida limited partnership, for and on behalf of the limited partnership. He/she is personally known to me or has produced _____________as identification.

 IN WITNESS WHEREOF, I hereunto set my hand and official seal.



 My commission expires:



 Notary Public


  STATE OF ARIZONA
                               ) Ss.
 County of Maricopa)

          The foregoing instrument was acknowledged before me this
 day of                   1996, by                             . the

          of FINOVA Capital Corporation, a Delaware corporation, formerly known as Greyhound Financial Corporation.- -on behalf of said corporation.



                                Ss.



 IN WITNESS WHEREOF, I hereunto set my hand and of f icial s-ea-1.



 Notary Public



 My commission expires:

                             EXHIBIT B


 A Parcel of land lying in Section 18, Township 52 South, Range 26 East, Collier County, Florida, and being more particularly described as-follows:

 Commencing at the intersection of the centerlines of South Collier-Boulevard and Valley Avenue, as-shown on the plat of Marco Beach, Unit 10, recorded in Plat Book 6, Pages 74 through 79, inclusive, of the Public Records of Collier County, Florida; thence North 85 degrees, 41'minutes 07 seconds West, a distance of 50.00 feet to a point on the Westerly Right-of-Way line of the aforementioned South Collier Boulevard, thence North 04 degrees, 18 minutes 53 seconds East, along said Westerly Right-of-Way for a distance of 544.69 feet to a Point of Curvature of a curve having a radius of 1950.00 feet concave to the Northwest; thence Northerly along said curve, curving to the left through a central angle of 03 degrees 33 minutes 11 seconds and an arc distance of 120.93 feet to the Point of Beginning of the hereby described parcel of land; thence leaving said Right-of Way line South 89 degrees 16 minutes 35 -seconds West, a distance of 731.23 feet to an iron pin; thence continue South 89 degrees 16 minutes 35 seconds West, a distance of 118 feet more or less to a point, said point hereafter known as Point "D" and the approximate Mean High Water Line (elevation +1.5 contour) of the Gulf of Mexico as it existed on December 9th, 1980; thence retur@ to the aforementioned Point of Beginning; thence continue Northerly along said Westerly Right-of-Way line of South Collier Boulevard and the aforementioned curve having a radius of 1950.00 feet concave to the Northwest, curving to the left through a central angle of 11 degrees 33 minutes 00 seconds and an arc distance of 393.09 feet to the Point of Tangency; thence North 10 degrees 47 minutes 18 seconds West, a distance of 15.96 feet; thence leaving said Right-of Way South 86 degrees 13 minutes 24 seconds West, a distance of 703.92 feet to an iron pin, thence continue South 86 degrees 13 minutes 24 seconds West, a distance of 149 feet more or less to a point and the Approximate Mean High Water Line (elevation +1.5 contour) of the Gulf of Mexico as it existed on December 9th, 1980 thence meander in a Southerly direction along said Approximate Mean High Water Line (elevation +1.5) 363 feet more or less to the aforementioned Point "D" and the Point of Termination.